As filed with the Securities and Exchange Commission on July 25, 2012

Registration Statement File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HYPERION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	61-1512713
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

601 Gateway Boulevard, Suite 200

South San Francisco, California 94080

(650) 745-7802

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald J. Santel

Chief Executive Officer

Hyperion Therapeutics, Inc.

601 Gateway Boulevard, Suite 200

South San Francisco, California 94080

(650) 745-7802

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura A. Berezin Jon Layman Hogan Lovells US LLP 525 University Avenue Palo Alto, CA 94301 (650) 463-4000	Jeffrey S. Farrow Chief Financial Officer Hyperion Therapeutics, Inc. 601 Gateway Boulevard, Suite 200 South San Francisco, CA 94080 (650) 745-7802	Mark B. Weeks Brett D. White Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 (650) 843-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-180694

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, $0.0001 par value per share	958,333	$10.00	$9,583,330	$1,099

(1)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $62,291,671 on a Registration Statement on Form S-1 (File No. 333-180694), which was declared effective by the Securities and Exchange Commission on July 25, 2012. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $9,583,330 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (this “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering 958,333 shares of Common Stock, par value $0.0001 per share, of Hyperion Therapeutics, Inc. This 462(b) Registration Statement relates to the initial public offering of shares of Common Stock contemplated by the Registration Statement on Form S-1 (File No. 333-180694), which was initially filed on April 13, 2012, and which, as amended, was declared effective by the Securities and Exchange Commission on July 25, 2012. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-180694), including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

(b)	Financial Statements Schedules:

No financial statement schedules are provided, because the information called for is not required or is shown either in the financial statements or the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 25th day of July, 2012.

Hyperion Therapeutics, Inc.

By	/s/ Donald J. Santel
Donald J. Santel
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Donald J. Santel Donald J. Santel	Chief Executive Officer, President and Director (Principal Executive Officer)	July 25, 2012

/s/ Jeffrey S. Farrow Jeffrey S. Farrow	Chief Financial Officer (Principal Financial and Accounting Officer)	July 25, 2012

* James I. Healy, M.D., Ph.D.	Chairman of the Board	July 25, 2012

* Gaurav Aggarwal, M.D.	Director	July 25, 2012

* David W. Gryska	Director	July 25, 2012

* Bo Jesper Hansen, M.D., Ph.D.	Director	July 25, 2012

* Robert Hopfner	Director	July 25, 2012

* Jake R. Nunn	Director	July 25, 2012

* Bijan Salehizadeh, M.D.	Director	July 25, 2012

* Lota S. Zoth	Director	July 25, 2012

*	Pursuant to a Power of Attorney

By:	/s/ Donald J. Santel
Donald J. Santel
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-180694) filed by the Registrant with the Commission on April 13, 2012, and incorporated herein by reference.